                                                                     EXHIBIT 5.1

                        Venable, Baetjer and Howard, LLP
                          Two Hopkins Plaza, Suite 1800
                         Baltimore, Maryland 21201-2978
                                 www.venable.com

                                  May 12, 2003

Mercantile Bankshares Corporation
Two Hopkins Plaza
Baltimore, MD 21201

Ladies and Gentlemen:

     We have acted as special counsel to Mercantile Bankshares Corporation, a Maryland corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "SEC") of an exchange offer registration statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance of up to $300,000,000 aggregate principal amount of 4.625% Subordinated Notes due 2013, Series B (the "Exchange Notes"), by the Company pursuant to the Indenture, dated as of April 15, 2003 (the "Indenture"), between the Company and JPMorgan Chase Bank, as Trustee, in exchange for the Company's previously issued 4.625% Subordinated Notes due 2013 (the "Original Notes").

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

     We are familiar with the Company's Charter and Bylaws, and we have reviewed the corporate action taken by the Company that provides for the issuance of the Exchange Notes under the Indenture. We are also familiar with the Registration Statement and we have examined and relied upon such corporate records of the Company and other documents and certificates as to factual matters as we have deemed necessary or appropriate for the purpose of rendering the opinion expressed herein. We have assumed, without independent verification, the genuineness of the signatures on and the authenticity of all documents furnished to us by the Company.

     Based upon the foregoing, we are of the opinion that the Exchange Notes have been duly authorized for issuance by the Company pursuant to the Indenture and, when the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and when the Exchange Notes are executed, authenticated and delivered in the manner provided for in the Indenture and as

Mercantile Bankshares Corporation
May 14, 2003
Page 2

contemplated in the Registration Statement, the Exchange Notes will have been legally issued and will constitute binding obligations of the Company entitled to the benefits of the Indenture.

     We are members of the bar of the State of Maryland and express no opinion as to any laws other than the laws of the State of Maryland and the federal laws of the United States. This opinion does not extend to the securities or "blue sky" laws of Maryland or any other state.

     We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included therein.

                                            Very truly yours,


                                            /s/ VENABLE, BAETJER AND HOWARD, LLP